Exhibit 10.1

Execution

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of April 30, 2013 (this “Amendment No. 1”), is by and among Wells Fargo Bank, National Association, a national banking association, as agent for the Lenders (as hereinafter defined) pursuant to the Credit Agreement as defined below (in such capacity, together with its successors and assigns, and any replacement, in such capacity, “Agent”), the parties to the Credit Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), K∙Swiss Inc., a Delaware corporation (“Parent”), K-Swiss Sales Corp., a Delaware corporation (“KS Sales”), K-Swiss Direct Inc., a California corporation (“KS Direct” and, together with Parent and KS Sales, each individually a “Borrower” and collectively, “Borrowers”),  K-Swiss Pacific Inc., a Massachusetts corporation (“KS Pacific”), Royal Elastics Inc., a California corporation (“RE Inc.”), Royal Elastics, LLC, a Delaware limited liability  company (“RE LLC”), and K-Swiss NS Inc., a Delaware corporation (“KS NS” and, together with KS Pacific, RE Inc. and RE LLC, each individually a “Guarantor”  and collectively “Guarantors).

W I T N E S S E T H :

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Credit Agreement dated as of April 25, 2012, by and among Agent, Lenders, Borrowers and Guarantors (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, restructured, refinanced or replaced, the “Credit Agreement”) and the other Loan Documents;

WHEREAS, Parent has entered into the Agreement and Plan of Merger, dated as of January 16, 2013 (as the same now exists or may hereafter be amended, modified or supplemented in accordance with the terms of the Loan Documents, the “Merger Agreement”), by and among Parent, E-Lend World Limited, a corporation organized under the laws of the Republic of Korea (the “Buyer”), and Ian Acquisition Sub, Inc., a Delaware corporation that is an indirect wholly-owned subsidiary of Buyer (the “Merger Sub”), pursuant to which Merger Sub will be merged with and into the Parent (the “Merger”) with the Parent being the surviving entity in the Merger;

WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders agree to make certain amendments to the Credit Agreement, and Agent and Lenders are willing to so agree, subject to the terms and conditions set forth herein, to make such amendments as more specifically set forth herein; and

WHEREAS, by this Amendment No. 1, Agent, Lenders, Borrowers and Guarantor intend to evidence such amendments;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

1.      Definitions.

(a)      Additional Definition. As used herein or in the Credit Agreement or any of the other Loan Documents, the following terms shall have the meanings given to them below and the Credit Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, the following terms:

(i)           “Buyer” shall mean E-Land World Limited, a corporation organized under the laws of the Republic of Korea.

(ii)          “Merger” shall mean the merger of Merger Sub with and into Parent in accordance with the terms of the Merger Agreement, with Parent as the surviving entity in the Merger.

(iii)         “Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of January 16, 2013, by and among Parent, Buyer and Merger Sub, as the same now exists or may hereafter be amended, modified or supplemented in accordance with the terms of the Loan Documents.

(iv)         “Merger Documents” shall mean the Merger Agreement and all material agreements, documents and instruments executed by any Borrower or Guarantor in connection therewith.

(v)          “Merger Sub” shall mean Ian Acquisition Sub, Inc., a Delaware corporation that is an indirect wholly-owned subsidiary of Buyer.

(vi)         “Permitted Merger” shall mean the Merger; provided, that, (A) the Merger shall be consummated on or prior to June 26, 2013, (B) Borrowers and Guarantors shall promptly notify Agent in writing of the effectiveness of the Merger and (C) Borrowers and Guarantors shall not, directly or indirectly, amend, modify or otherwise change the terms of any of the Merger Documents if such amendment, modification or change could reasonably be expected to be adverse to the interests of any Borrower or Guarantor in any material respect.

(b)      Amendments to Definitions.

(i)           The definition of “Permitted Holders” contained in Schedule 1.1 to the Credit Agreement is hereby amended by inserting the following phrase immediately before the period appearing at the end of such definition: “; provided, that, from and after the effectiveness of the Permitted Merger, Permitted Holders shall mean the collective reference to Buyer and any Subsidiaries of Buyer.”

(c)      Interpretation.  For purposes of this Amendment No. 1, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement as amended by this Amendment No. 1.

2.      Restrictions on Fundamental Changes.  Section 6.3(a) of the Credit Agreement is hereby amended by deleting the phrase “and (iii) any merger between Subsidiaries of Parent that are not Loan Parties” and replacing it with “(iii) any merger between Subsidiaries of Parent that are not Loan Parties, and (iv) the Permitted Merger”.

3.      Representations and Warranties.  Borrowers and Guarantors, jointly and severally, represent and warrant to Agent and Lenders as follows, which representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof and on and as of the date of each extension of credit under the Credit Agreement, as though made on and as of such date (in each case except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date):

(a)      Each of this Amendment, each agreement, document or instrument executed by a Loan Party in connection herewith (collectively, with this Amendment the “Amendment Documents”) and each Merger Document has been duly authorized, executed and delivered by all necessary action on the part of each Loan Party which is a party hereto or thereto and, if necessary, their respective members or stockholders, as the case may be, and is in full force and effect as of the date hereof, and the agreements and obligations of Loan Parties contained herein and therein constitute legal, valid and binding obligations of Loan Parties enforceable against them in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity.

(b)      As of the date hereof, all of the representations and warranties set forth in the Loan Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified or modified by materiality in the text thereof)  on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

(c)      Neither the execution, delivery and performance of any Amendment Document or any Merger Document, nor the consummation of any of the transactions contemplated therein (i) are in contravention of law or any indenture, agreement or undertaking to which any Loan Party is a party or by which any Loan Party or its property are bound, except where such contravention could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, or (ii) violates any provision of the certificate of incorporation, certificate of formation, operating agreement, by-laws or other governing documents of any Loan Party.

(d)      As of the date of this Amendment No. 1, no Default or Event of Default exists or has occurred and is continuing.

(e)      Parent has delivered, or caused to be delivered, to Agent true and complete copies of the Merger Documents.

4.      Conditions Precedent.  The provisions contained herein shall be effective as of the date hereof, but only upon the satisfaction of each of the following conditions precedent:

(a)      Agent shall have received this Amendment No. 1, duly authorized, executed and delivered by Borrowers, Guarantors and the Required Lenders;

(b)      Agent shall have received, in form and substance reasonably satisfactory to Agent, the Merger Agreement and the other Merger Documents, duly authorized, executed and delivered by the parties thereto; and

(c)      No Default or Event of Default shall exist or shall have occurred and be continuing.

5.      Effect of this Amendment; Entire Agreement.  Except as expressly set forth herein, no other changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof.  This Amendment No. 1 and the other Amendment Documents represent the entire agreement and understanding concerning the subject matter hereof and thereof among the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof and thereof, whether oral or written.  To the extent of conflict between the terms of this Amendment No. 1 and the other Loan Documents, the terms of this Amendment No. 1 shall control.  The Credit Agreement and this Amendment No. 1 shall be read and construed as one agreement.

6.      Governing Law.  The validity, interpretation and enforcement of this Amendment No. 1 and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the laws of the State of California.

7.      Binding Effect.  This Amendment No. 1 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

8.      Headings.  The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 1.

9.      Counterparts.  This Amendment No. 1 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.  In making proof of this Amendment No. 1, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.  This Amendment No. 1 may be executed and delivered by telecopier or other electronic method of transmission with the same force and effect as if it were a manually executed and delivered counterpart.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWERS

K•SWISS INC.

By:	/s/ George Powlick
Name: George Powlick
Title: Chief Financial Officer

K-SWISS SALES CORP.

By:	/s/ George Powlick
Name: George Powlick
Title: Vice President

K-SWISS DIRECT INC.

By:	/s/ David Nichols
Name: David Nichols
Title: President

GUARANTORS

K-SWISS PACIFIC INC.

By:	/s/ George Powlick
Name: George Powlick
Title: Assistant Secretary

ROYAL ELASTICS, LLC
By its Manager:
K•SWISS INC.

By:	/s/ Steven Nichols
Name: Steven Nichols
Title: Management Committee

By:	/s/ David Nichols
Name: David Nichols
Title: Management Committee

By:	/s/ George Powlick
Name: George Powlick
Title: Management Committee

Amendment No. 1 to Credit Agreement

ROYAL ELASTICS INC.

By:	/s/ David Nichols
Name: David Nichols
Title: President

K-SWISS NS INC.

By:	/s/ Cheryl Kuchinka
Name: Cheryl Kuchinka
Title: President

AGENT AND LENDERS

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and as a Lender

By:	/s/ Paras Shah
Name: Paras Shah
Title: Vice President

Amendment No. 1 to Credit Agreement